                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       ABT Building Products Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                        ABT BUILDING PRODUCTS CORPORATION
LOGO                    One Neenah Center
                        Suite 600
                        Neenah, WI 54956-3070
                        (414) 751-8611 FAX (414) 751-0370

  GEORGE T. BROPHY
  CHAIRMAN, PRESIDENT & CEO

                                                                 March 21, 1997

  To Our Shareholders:

    You are cordially invited to attend the Annual Meeting of Shareholders of ABT Building Products Corporation, which will be held on Wednesday, April 30, 1997, at 10:00 A.M. Eastern Time, at the Company's Fiber Cement Facility located at Highway 268, Roaring River, North Carolina.

    The Proxy Statement that accompanies this letter describes the matters that will be presented at the meeting. In addition to the election of directors, shareholders are being asked ratify the appointment of Arthur Andersen LLP as independent auditors of the Company.

    Please review the Proxy Statement and promptly mark, sign and date the enclosed proxy card and return it in the enclosed envelope. The vote of each shareholder is important to the Board of Directors.

    Thank you for your time and interest in our Company.

                                           Very truly yours,

                                           ABT Building Products Corporation

                                           /s/ George T. Brophy
                                           George T. Brophy
                                           Chairman, President & CEO

                       ABT BUILDING PRODUCTS CORPORATION
                               ONE NEENAH CENTER
                            NEENAH, WISCONSIN 54956
                                (414) 751-8611

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                APRIL 30, 1997

  Please take notice that the Annual Meeting of Shareholders of ABT Building Products Corporation (the "Company") will be held in the Conference Room of the Company's Fiber Cement Facility in Roaring River, North Carolina, on Wednesday, April 30, 1997, at 10:00 A.M. for the following purposes:

  1. To elect seven directors to serve until the next Annual Meeting of Shareholders;

  2. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the coming year; and

  3. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

  In accordance with the provisions of the Bylaws, the Board of Directors has fixed the close of business on March 7, 1997, as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection by any shareholder, for any purpose germane to the meeting, at the Company's principal executive offices at the address set forth above during the ten days prior to the date of the Annual Meeting.

                                          By order of the Board of Directors,

                                          /s/ Michael A. Lupo
                                          Michael A. Lupo
                                          Secretary

Neenah, Wisconsin
March 21, 1997

                       ABT BUILDING PRODUCTS CORPORATION
                               ONE NEENAH CENTER
                               NEENAH, WISCONSIN

                                PROXY STATEMENT

                   ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                APRIL 30, 1997

  This proxy statement relates to the solicitation of proxies by the Board of Directors of the Company in connection with the Company's Annual Meeting of Shareholders to be held on April 30, 1997 at the Company's Fiber Cement Facility located in Roaring River, North Carolina. The presence, in person or by proxy, of the holders of at least one-third of the Company's outstanding Common Stock is required to constitute a quorum at the Annual Meeting. Only shareholders of record as of the close of business on March 7, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were a total of 10,526,160 shares of the Company's Common Stock outstanding, each of which is entitled to one vote at the Annual Meeting. This proxy statement is first being sent or given to shareholders on or about March 21, 1997.

  The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting and constituting a quorum is required for the election of directors and for the ratification of appointment of the Company's auditors. Unless a contrary direction is indicated, all proxies received will be voted in favor of the nominees for director listed and in favor of ratification of appointment of auditors.

  Any shareholder has the power to revoke his or her proxy prior to its exercise either by revoking the proxy in person at the Annual Meeting, by executing a later dated proxy or by delivering a signed, written notice of revocation to the office of the Secretary of the Company before the Annual Meeting begins. Solicitation of the proxies may be made through officers and regular employees of the Company by telephone or by oral communication. No additional compensation will be paid to such officers and regular employees for proxy solicitations. Expenses incurred in the solicitation of proxies will be borne by the Company.

                           MATTERS TO BE ACTED UPON

1. ELECTION OF DIRECTORS

  Pursuant to the Bylaws of the Company, the Board of Directors has determined that the number of directors constituting the full Board of Directors shall be seven. Proxies are solicited in favor of the seven nominees named on the following page, and it is intended that all proxies received will be voted for such nominees unless a contrary direction is indicated. In the event that any of the nominees should become unable or unwilling to serve as a director, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the Board of Directors. It is not anticipated that any of the nominees will be unable or unwilling to serve as a director. Each director so elected will serve until the next Annual Meeting of Shareholders or until a successor is elected and shall qualify.

INFORMATION REGARDING NOMINEES

  A brief statement of the business experience and positions with the Company for the past five years, a listing of certain other directorships, and the ages (as of February 28, 1997) of each person nominated to become a director of the Company are set forth on the following page. There are no family relationships between any of the directors, nominees and executive officers of the Company nor any arrangement or understanding between any director or nominee and any other person pursuant to which such person was or is to be selected as a director or nominee.

   NAME                          PRINCIPAL OCCUPATION AND OTHER INFORMATION
--------------------------------------------------------------------------------
George T. Brophy........... Mr. Brophy has been Chairman, President and Chief
                             Executive Officer of the Company since October
                             1992. From 1983 to 1988, Mr. Brophy was President,
                             Chief Executive Officer and a director of Morgan
                             Products Ltd., a building products company, and was
                             a private business consultant from 1988 to 1992.
                             From 1966 to 1980, Mr. Brophy served in various
                             positions at Masonite Corporation, including
                             Executive Vice President and Chief Operating
                             Officer. Mr. Brophy is also a director of Banta
                             Corporation, a printing company. Age 62. Director
                             since October 1992.
Warner C. Frazier.......... Mr. Frazier has been Chairman and Chief Executive
                             Officer of Simplicity Manufacturing, Inc., a
                             manufacturer of outdoor power equipment, since
                             March 1988. Mr. Frazier is also director of
                             Northwestern Steel and Wire Company, a manufacturer
                             of steel and wire products ("Northwestern"), and of
                             Rexworks, Inc., a manufacturer of landfill
                             compactors. Age 64. Director since October 1993.
Samuel P. Frieder.......... Mr. Frieder joined Kohlberg & Co. in 1989 and was named a principal in 1995. Age 32. Director since
                             April 1993.
James A. Kohlberg.......... Mr. Kohlberg has been a principal of Kohlberg & Co.
                             since 1987. Mr. Kohlberg is also a director of
                             Northwestern. Age 39. Director since October 1992.
W. Dexter Paine, III....... Mr. Paine has been a principal of Kohlberg & Co.
                             since March 1994. From 1987 to 1994, he was
                             managing director of Robertson Stephens & Company,
                             an investment banking firm. Age 36. Director since
                             February 1996.
George W. Peck IV.......... Mr. Peck has been a principal of Kohlberg & Co.
                             since 1987. Mr. Peck is also a director of ABC Rail
                             Products Corporation, a manufacturer of specialty
                             trackwork and other rail products; The Lion
                             Brewery, Inc., a producer and bottler of brewed
                             beverages, including specialty beers and specialty
                             soft drinks; and of Northwestern. Age 65. Director
                             since October 1992.
Nelson J. Rohrbach......... Mr. Rohrbach has been a consultant since January
                             1996. From March 1994 to December 1995, Mr.
                             Rohrbach was President and Chief Executive Officer
                             of Cleo, Inc., a manufacturer of gift wrap and
                             accessories. From 1989 to 1994, Mr. Rohrbach was
                             President and Chief Executive Officer of The Paper
                             Factory of Wisconsin, Inc., a chain of retail party
                             stores. Age 56. Director since October 1993.

2. RATIFICATION OF APPOINTMENT OF AUDITORS

  The Audit Committee and the Board of Directors have approved appointment of the firm of Arthur Andersen LLP to perform the audit of the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 1997. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire and will be available to respond to appropriate questions.

3. OTHER BUSINESS

  The Board of Directors does not know of any other business to be presented at the Annual Meeting; however, if any other matters properly come before the meeting, it is intended that the persons named in the enclosed form of proxy will vote said proxy in accordance with their best judgment.

                      DIRECTORS MEETINGS AND COMPENSATION

  The Board of Directors held four meetings during the year ended December 31, 1996. Each of the Company's incumbent directors participated in more than 75% of the meetings of the board and of each committee of the board on which such person served during such year. Messrs. Frazier and Rohrbach receive a retainer of $12,000 per annum plus $1,000 for each day on which a board and/or committee meeting is attended. All directors are reimbursed for expenses incurred in connection with attendance at meetings.

  The Board of Directors has established an Executive Committee, an Audit Committee and a Compensation Committee. The Executive Committee, which consists of Messrs. Brophy, Frieder and Kohlberg, generally exercises the powers of the Board of Directors when the board is not in session, subject to the limitations of Delaware law, and has the ability to approve expenditures of up to $1.0 million. The Audit Committee, which currently consists of Messrs. Rohrbach, Frieder and Frazier, oversees actions taken by the Company's independent auditors and recommends the engagement of auditors. The Compensation Committee, which currently consists of Messrs. Peck, Rohrbach and Frieder, approves the compensation of executives of the Company, makes recommendations to the Board of Directors with respect to standards for setting compensation levels and administers the Company's incentive plans. During 1996, the Executive Committee held four meetings, the Audit Committee held one meeting and the Compensation Committee held two meetings.

                             CERTAIN RELATIONSHIPS

  Kohlberg & Co. receives an annual management fee of $95,000 from the Company and will continue to receive such fee through the earlier of (i) October 20, 2002 or (ii) the end of the fiscal year in which the aggregate percentage ownership of the Common Stock by affiliates of Kohlberg & Co. falls below 20%. Currently, affiliates of Kohlberg & Co. own 41.1% of outstanding Common Stock of the Company.

  Warner C. Frazier, a director since October 1993, is Chairman and Chief Executive Officer of Simplicity Manufacturing, Inc. An affiliate of Kohlberg & Co. holds a majority interest in Simplicity.

                      COMPENSATION OF EXECUTIVE OFFICERS

  The following summary compensation table reflects individual compensation information for the Company's Chief Executive Officer and the four other most highly compensated executives of the Company (the "named executive officers").

                          SUMMARY COMPENSATION TABLE

                                                                   LONG TERM
                                     ANNUAL COMPENSATION         COMPENSATION
                              ---------------------------------- ------------
                                                     OTHER        SECURITIES
                                                     ANNUAL       UNDERLYING     ALL OTHER
                               SALARY   BONUS   COMPENSATION (1) OPTIONS/SARS COMPENSATION (2)
----------------------------------------------------------------------------------------------
George T. Brophy........ 1996 $379,186 $379,186     $124,122           --         $   --
 (Chairman and CEO)      1995  350,016      --       104,553        65,000            --
                         1994  350,016  110,573      107,679        25,000            --
William J. Adams........ 1996 $180,024 $180,024     $  1,734           --         $   --
 (Executive Vice
  President)             1995  150,016      --           571        50,000         11,370
                         1994  127,360   92,262        2,003        15,000         18,524
J. Phillipe Latreille... 1996 $165,000 $165,000     $    --            --         $   --
 (Executive Vice
  President)             1995  150,000      --           --         50,000            --
                         1994  150,000  124,347        3,420        25,000            --
Michael A. Lupo......... 1996 $185,016 $185,016     $  1,009           --         $   --
 (Executive Vice
  President)             1995  165,000      --           821        50,000            --
                         1994  165,000   52,125        8,850        25,000            --
Richard E. Parker....... 1996 $185,016 $185,016     $  5,286           --         $   --
 (Executive Vice Presi-
  dent)                  1995  165,000   12,621        3,668        50,000            --
                         1994  165,000   97,061        5,187        25,000          8,217

--------
(1) Includes personal use of auto, tax gross-ups on amounts included in taxable compensation (other than salary or bonuses) and $100,000 annual payment to Mr. Brophy.
(2) Represents moving expense reimbursement paid to Messrs. Adams and Parker.

  The Company has entered into an employment agreement (as amended) with Mr. Brophy providing for his employment as the Company's Chairman, President and Chief Executive Officer until the earlier of (i) termination by the Company's Board of Directors, (ii) Mr. Brophy's death or disability, (iii) January 1, 2000, or (iv) 180 days after notice from Mr. Brophy of his resignation. Mr. Brophy's agreement provides for an annual salary of not less than $250,000 (currently $420,000) plus an annual payment of $100,000 to be made on January 1 of each year through January 1, 2000. In the event that Mr. Brophy's employment is terminated without cause (as defined) or by reason of death or disability, Mr. Brophy is entitled to receive a lump sum payment equal to the greater of $250,000 or the amount payable under the Company's executive severance plan described below within 90 days of such termination and $100,000 on each January 1 following such termination through January 1, 2000. The agreement also provides a two-year non-competition agreement following Mr. Brophy's termination of employment for any reason.

BONUS PLAN

  Each of the named executive officers and other key personnel participate in an executive/management bonus plan (the "Bonus Plan") providing for annual bonus awards contingent upon achievement of certain performance targets based on earnings before interest and taxes on both a Company-wide basis and on a separate basis for the Company's various operations. Participants are divided into four tiers of participation designed to reflect each participant's sphere of responsibility within the Company. An individual participant's bonus is determined as a percentage of base salary (not to exceed 100% effective as of 1994) based upon (i) the relevant performance target(s) achieved, (ii) the employee's participation tier and (iii) the weighting given to the relevant performance targets. Bonus amounts are prorated for new participants who are added during the course of a given year. Bonus payments are subject to modification at the discretion of the Company's Board of Directors.

SEVERANCE PLAN

  On April 30, 1996, the Board of Directors adopted an executive severance policy for the benefit of the Company's executive officers (including Messrs. Brophy, Adams, Latreille, Lupo and Parker) providing that, in the event of termination of an executive officer's employment with the Company for any reason other than cause or a voluntary termination of employment by the executive officer (other than a voluntary termination within 90 days of a change in control), such person shall receive severance compensation equal to 150% of such person's then current annual base salary plus the average of such person's three most recent annual bonuses under the Bonus Plan. A "change in control" is deemed to occur when (a) a person or group, other than affiliates of Kohlberg & Co., becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more combined voting power of the Company's then outstanding securities and (b) during any period of 24 consecutive months, commencing before or after the event described in clause
(a) above, individuals who at the beginning of such 24-month period were directors of the Company, or persons whose election to the Board of Directors was approved by such individuals, cease for any reason to constitute at least a majority of the Board of Directors. "Cause" is defined as an executive officer's commission of a felony or other act of dishonesty or moral turpitude resulting in significant injury to the Company or such person's willful and repeated refusal to comply with the good faith directives of the Board of Directors or such person's supervisory personnel.

STOCK OPTION PLANS

  The Company maintains various stock option plans (including the 1994 Employee Stock Option Plan) providing for the issuance of options to purchase up to an aggregate of 3.100,000 shares of Common Stock (collectively, the "Stock Option Plans"). As of December 31, 1996, options to purchase 2,185,657 shares of Common Stock were outstanding under the Stock Option Plans at exercise prices ranging from $2.50 to $29.50 per share. The Stock Option Plans are administered by the Compensation Committee of the Board of Directors. The Compensation Committee determines the terms of the options granted under the Stock Option Plans (which in certain cases, may be incentive or nonqualified options), including the exercise price, term (not to exceed ten years), number of shares and exercisability. The exercise price of options issued under the Stock Option Plans must equal or exceed the fair market value of the Common Stock on the date of grant. Payment of the option exercise price may be made in cash or by a note (at the discretion of the Committee), by a surrender of shares of Common Stock or a combination of the foregoing. One of the Stock Option Plans authorizes grants of alternative cash settlement rights that would entitle participants to receive on exercise of an option a payment in cash equal to the excess of the then-current fair market value of the shares with respect to which the option is exercised over the applicable exercise price. Upon a change in control (as defined in Severance Plan), all options in the Stock Option Plans will become fully vested.

  The following table discloses information regarding stock options granted, exercised during, or held at the end of fiscal 1996 for the named executive officers pursuant to the Stock Option Plans. The Company has not granted any stock appreciation rights.

   AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                    VALUES

                                                                       VALUE OF
                                                     NUMBER OF       UNEXERCISED
                                                    UNEXERCISED      IN-THE-MONEY
                                                     OPTIONS AT       OPTIONS AT
                            SHARES                   FY END (#)       FY END ($)
                         ACQUIRED ON     VALUE      EXERCISABLE/     EXERCISABLE/
                         EXERCISE (#) REALIZED ($) UNEXERCISABLE  UNEXERCISABLE (2)
                         ------------ ------------ -------------- ------------------
George T. Brophy........      --           --      625,000/45,000 13,212,500/162,500
William J. Adams........      --           --      102,500/32,500  1,700,000/125,000
J. Phillipe Latreille...      --           --       75,000/75,000    500,000/125,000
Michael A. Lupo.........      --           --       75,000/75,000    500,000/125,000
Richard E. Parker.......      --           --      137,500/37,500  2,375,000/125,000

--------
(1) Assumes appreciation of exercise prices at the specified annual rates from date of grant until the end of option term.
(2) Value equals closing market price as of December 31, 1996 ($25.00 per share) less the exercise price.

RETIREMENT BENEFITS

  All salaried employees, including executive officers and certain hourly employees of the Company, participate in a defined benefit pension plan funded on an actuarial basis entirely by the Company. Although benefits for certain hourly groups are based on a flat dollar rate multiplied by years of service, most employees earn an annual pension benefit at age 65 equal to one percent of their highest five-year average compensation plus three-tenths of one percent of the amount of such compensation which exceeds "covered compensation" (as defined in the Internal Revenue Code), all multiplied by years of service not to exceed 35 years. This plan provides for a minimum benefit of one percent of the employee's highest five year average compensation multiplied by the employee's total years of service. Alternative minimum benefits may be payable to some employees based on their accruals under prior benefit formulas or predecessor plans.

  Certain employees whose benefits under the plan have been reduced as the result of recent formula changes, or who are otherwise designated by the Compensation Committee, may accrue additional benefits under supplemental nonqualified plans which the Company has established.

  The following table shows the projected annual pension benefits payable under the pension plan at the normal retirement age of 65:

                           ANNUAL NORMAL PENSION BENEFITS FOR YEARS OF SERVICE SHOWN (2)
    AVERAGE ANNUAL       -----------------------------------------------------------------
 PENSION EARNINGS (1)        5          10         20         30         40         50
------------------------------------------------------------------------------------------
 $ 50,000...............      3,250      6,500     13,000     19,500     22,750     25,000
  100,000...............      6,500     13,000     26,000     39,000     45,500     50,000
  150,000...............      9,750     19,500     39,000     58,500     68,250     75,000
  200,000...............     10,400     20,800     41,600     62,400     72,800     80,000
  250,000...............     10,400     20,800     41,600     62,400     72,800     80,000
  300,000...............     10,400     20,800     41,600     62,400     72,800     80,000
  350,000...............     10,400     20,800     41,600     62,400     72,800     80,000
  400,000...............     10,400     20,800     41,600     62,400     72,800     80,000

--------
(1) Section 401(a)(17) of the Internal Revenue Code limits the annual compensation which can be recognized in a qualified pension plan. The current limit for 1996 is $160,000. Executives who participate in the Company's nonqualified supplemental retirement plans will receive pension benefits calculated on their entire annual compensation.
(2) Section 415 of the Internal Revenue Code currently limits the annual benefits to $125,000 (estimated) for retirement under the Plan after December 31, 1996. Executives who participate in the Company's nonqualified supplemental retirement plans may receive pension benefits in excess of such limits.
(3) Bonus compensation paid to certain executive and management employees pursuant to the Bonus Plan is included in the employees' compensation base for purposes of determining Average Annual Pension Earnings.

 Report of Compensation Committee

  This Report outlines the Company's management compensation philosophy and reviews the compensation decisions made in 1996 regarding Mr. Brophy and the other named executive officers.

 Management Compensation Philosophy.

  In order to enhance value to shareholders, the Company has developed a management compensation system designed to ensure that key employees are compensated at a level which is competitive for the building products industry and commensurate with each individual's responsibility. The objective of this system is to attract and retain the best possible executive talent and to link executive and shareholder interests by providing executives with salary, bonus and stock incentives geared towards maximizing earnings and increasing shareholder value.

 Salaries.

  Base salary for each executive officer is determined by the Compensation Committee at a level which is competitive with the building products industry and commensurate with the individual's level of responsibility.

 Bonuses.

  Each of the executive officers (as well as other key employees) participate in a bonus program that provides for annual bonus awards contingent upon the achievement of certain performance targets based on earnings before interest and taxes (excluding the impact of the bonus plans accruals). The bonus payout is determined as a percentage of the participant's base salary (not to exceed 100% for 1996) based upon the achievement of targets which are related to the improvement in earnings and increasing shareholder value.

 Compensation Committee Members as of March 7, 1997.

  Nelson J. Rohrbach, George W. Peck IV, Samuel P. Frieder.

PERFORMANCE GRAPH

  The following graph compares the cumulative total return on a hypothetical investment of $100 made on June 29, 1993 (the first day of public trading of the Common Stock) in Common Stock of the Company, the NASDAQ National Market and an index of peer companies selected by the Company. The peer group consists of the following companies: Armstrong World Industries, Inc., Georgia Pacific Corp., Masco Corp., TJ International, Triangle Pacific Corp., USG Corp., Ply Gem Industries, Inc., Morgan Products, Ltd., and Premdor Inc.

  Comparison of Cumulative Total Return among ABT Building Products Corporation, NASDAQ National Market and an Industry Peer Group.

                                   [GRAPHIC]

                       NASDAQ AND PEER GROUP COMPARISON


        Peer Group               NASDAQ                 ABT
        ----------               ------                 ---
6/93    100                      100                    100

9/93    118.576                  108.428                133.333

12/93   145.606                  110.557                165

3/94    135.917                  105.907                178.333

6/94    115.803                  100.957                103.333

9/94    124.0791                 109.315                105

12/94   114.4                    108.068                93.333

3/95    127.297                  117.811                105

6/95    135.984                  134.756                118.333

9/95    143.134                  150.986                108.333

12/95   137.454                  152.829                95

3/96    131.573                  159.967                123.333

6/96    134.58                   173.025                150

9/96    142.532                  179.186                133.333

12/96   153.926                  187.992                166.667

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The table below sets forth certain information regarding beneficial ownership of Common Stock as of March 7, 1997, by (i) each person or entity who owns of record or beneficially five percent or more of the Common Stock,
(ii) each director or nominee for director of the Company and each of the named executive officers, and (iii) all officers, directors and director nominees of the Company as a group. To the knowledge of the Company, each of such stockholders has sole voting and investment power as to the shares shown unless otherwise noted. In certain cases, such information has been obtained from filings with the Securities and Exchange Commission.

                                                           PERCENTAGE
                                     NUMBER OF           OF OUTSTANDING
                                     SHARES OF            COMMON STOCK
  NAME                              COMMON STOCK    (* DENOTES LESS THAN .1%)
-----------------------------------------------------------------------------
Kohlberg Associates, L.P. (1)......  4,907,596                41.1%
Samuel P. Frieder (3)..............        --                  --
James A. Kohlberg (1)(2)(3)........        --                  --
Jerome Kohlberg Jr. (1)(2)(3)......        --                  --
George W. Peck IV (1)(3)...........        --                  --
W. Dexter Paine III (1)............        --                  --
Jurika & Voyles (6)................    612,355                 5.1%
Warner C. Frazier (3)..............      6,500(7)                *
Nelson J. Rohrbach (3).............      6,500(8)                *
George T. Brophy (3)(4)(5).........    669,958(9)              5.6%
William J. Adams (5)...............    115,663(10)             1.0%
J. Phillipe Latreille (5)..........     75,500(11)             0.6%
Michael A. Lupo (5)................     75,600(12)             0.6%
Richard E. Parker (5)..............    157,500(13)             1.3%
All directors, director nominees
 and named executive officers as a
 group (12 persons)..................6,014,317(14).           50.3%

--------
 (1) KABT Acquisition Company, L.P. ("KABT") owns directly 4,899,776 shares of Common Stock. Kohlberg Associates, L.P., a Delaware limited partnership ("Associates"), directly owns 7,820 shares of Common Stock and is the general partner of KABT. Kohlberg & Kohlberg, Samuel P. Frieder, George
     W. Peck IV and W. Dexter Paine III are general partners of Associates. Kohlberg & Kohlberg and Messrs. Frieder, Peck, and Paine, as general partners of Associates, may be deemed to share beneficial ownership of the shares shown as beneficially owned by Associates but disclaim beneficial ownership of such shares. The business address of KABT and Messrs. Frieder, Peck and Paine is c/o Kohlberg & Co., 111 Radio Circle, Mt. Kisco, NY 10549.
 (2) Jerome Kohlberg Jr and James A. Kohlberg are the general partners of Kohlberg & Kohlberg and as such may be deemed to share beneficial ownership of the shares deemed to be beneficially owned by Kohlberg & Kohlberg. Messrs. Kohlberg and Kohlberg have disclaimed beneficial ownership of such shares. The business address of Messrs. Kohlberg and Kohlberg is c/o Kohlberg & Co., 111 Radio Circle, Mt. Kisco, NY 10549.
 (3) Director of the Company.
 (4) Personal address is 1100 Beach Road, Apartment 3J, Vero Beach, Florida
     32963.
 (5) Executive Officer of the Company.
 (6) Business address is 1999 Harrison Street, Suite 700, Oakland, CA 94612.
 (7) Includes 6,000 shares of Common Stock covered by presently exercisable stock options held by such person.
 (8) Includes 6,000 shares of Common Stock covered by presently exercisable stock options held by such person.
 (9) Includes 625,000 shares of Common Stock covered by presently exercisable stock options held by such person.

(10) Includes 102,500 shares of Common Stock covered by presently exercisable stock options held by such person.
(11) Includes 75,000 shares of Common Stock covered by presently exercisable stock options held by such person.
(12) Includes 75,000 shares of Common Stock covered by presently exercisable stock options held by such person.
(13) Includes 137,500 shares of Common Stock covered by presently exercisable stock options held by such person.
(14) Includes 1,027,000 shares of Common Stock covered by presently exercisable stock options held by such persons.

                    DIRECTOR AND OFFICER SECURITIES REPORTS

  The federal securities laws require the Company's directors and officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Common Stock of the Company. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all the Company's officers, directors and ten percent beneficial owners made all required filings.

                             SHAREHOLDER PROPOSALS

  Proposals of shareholders to be presented at the 1997 Annual Meeting of Shareholders must be received by the Secretary of the Company by December 31, 1996 to be considered for inclusion in the Company's proxy materials relating to that meeting. It is anticipated that the 1997 Annual Meeting of Shareholders will take place on or about May 6, 1998.

 PROXY                                                                  PROXY

                      ABT BUILDING PRODUCTS CORPORATION

                               One Neenah Center
                                   Suite 600
                             Neenah, WI 54956-3070

           ANNUAL MEETING OF SHAREHOLDERS April 30, 1997, 10:00 a.m.

        The undersigned hereby appoints George T. Brophy and Michael A. Lupo, and each of them as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of ABT Building Products Corporation held of record by the undersigned on March 7, 1997, at the Annual Meeting of Shareholders to be held on April 30, 1997, or any adjournment or postponement thereof.

 The Board of Directors recommends a vote "FOR" each of the listed proposals.

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                          (continued on reverse side)

                      ABT BUILDING PRODUCTS CORPORATION
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

                                                       For All
1. Election of Directors--Nominees.     For  Withheld   Except          2. The ratification of the      For     Against  Abstain
   George T. Brophy, Warner C.          [_]   [_]       [_]                appointment of Arthur        [_]      [_]      [_]
   Frazier, Samuel P. Frieder, James                                       Andersen LLP as
   A. Kohlberg, W. Dexter Paine III,                                       independent auditors
   George W. Peck IV and Nelson                       _________________    for the year ending
   J. Rohrbach.                                       Nominee Exception    December 31, 1997.

(INSTRUCTION: To withhold authority to
vote for any individual nominee, strike a line through the nominee's name in the above list.)

                                                                               Date ___________________, 199
                                                                        ___________________________________
                                                                        Signature
                                                                        ___________________________________
                                                                        Please Print Name Here
                                                                        ___________________________________
                                                                        Signature
                                                                        ___________________________________
                                                                        Please Print Name Here

                                                                        IMPORTANT: Please sign exactly as
                                                                        name appears on this card. Each
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED  joint owner should sign. Executors,
HEREIN BY  THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS  administrator trustees, etc. should
PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR.      give full title.